EXHIBIT 4.1

Form of certificate evidencing shares of common stock

Incorporated under the laws of the State of Delaware

TERRA MEDIA, LTD.

20,000,000 Shares $.001 Par Value

Common Stock

This is to certify that _________________________________________ is the owner of

________________________________________________________________________

Fully Paid and Non-Assessable Shares of Common Stock of Terra Media, Ltd.

Transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

_______________________                                                  ________________________

Secretary

President